THIS AMENDMENT NO. 1 TO ADMINISTRATION AND ACCOUNTING AGREEMENT (this “Amendment”), effective as of May 22, 2018 (the “Amendment Date”)

IS BETWEEN:

(1)	OFI Carlyle Private Credit Fund, formerly known as OFI Carlyle Global Private Credit Fund, a Delaware statutory trust (the “Trust”); and
(2)	State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”).

BACKGROUND

(A)	The Trust appointed the Administrator to provide it certain administrative and accounting services as described in the Administration and Accounting Agreement dated March 14, 2018 (the “Agreement”).
(B)	Effective April 17, 2018, the Trust changed its name from “OFI Carlyle Global Private Credit Fund” to “OFI Carlyle Private Credit Fund”.
(B)	The Trust and the Custodian desire to amend the Agreement to reflect the name change of the Trust.

1.                   AMENDMENTS TO THE AGREEMENT

In consideration of the mutual covenants herein contained, the parties to this Amendment agree that the Agreement shall be amended with effect from the Amendment Date to replace each instance of “OFI Carlyle Global Private Credit Fund” with “OFI Carlyle Private Credit Fund”.

2.                   gENERAL

2.1               Definitions. Capitalized terms used by not defined in this Amendment shall have the meanings assigned to them in the Agreement.

2.2               Effect of Amendment. Except as amended by this Amendment, the terms of the Agreement remain in full force and effect.

2.3               Governing Law. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Amendment, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

2.4                  Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers effective as of the date first written above.

OFI Carlyle Private Credit Fund

By: /s/ Julie Burley

Name: Julie Burley

Title: Treasurer, Principal Financial Officer and Principal Accounting Officer and Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: EVP